Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 30, 2011

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On November 30, 2011, Cadiz Inc. (the “Company”) completed a direct private placement (the “Placement”) with affiliates of Altima Partners LLP (collectively, “Altima”), in which the Company has agreed to issue 666,667 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at a price of $9 per share for aggregate proceeds of $6,000,000.  For every three (3) shares of Common Stock issued, Altima will receive one (1) Common Stock purchase warrant (collectively, the “Warrants”) entitling the holder to purchase, commencing 90 days from the date of issuance and prior to December 8, 2014, one (1) share of Common Stock at an exercise price of $13 per share.  As the Company has no payment obligation on its credit facility before 2013, the proceeds of the Placement will allow the Company to continue to fund its development activities at optimum levels.

Upon the issuance of the 666,667 shares immediately issuable in the Placement, the Company will have a total of 14,859,541 shares of Common Stock outstanding, and Altima will beneficially own approximately 12% of the Company’s Common Stock (taking into account the shares of Common Stock underlying the Warrants).

The issuance of securities in the Placement was exempt from the registration requirements of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  December 1, 2011